Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-125110 of Zumiez Inc. of our reports dated March 19, 2013, relating to the consolidated financial statements of Zumiez Inc. and the effectiveness of internal control over financial reporting of Zumiez Inc. appearing in this Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

/s/ Moss Adams LLP

Seattle, Washington

March 19, 2013